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                                                                    EXHIBIT 3.35

                                                        State of Delaware
                                                        Secretary of State
                                                     Division of Corporations
                                                   Delivered 02:35 PM 06/12/2006
                                                     FILED 02:04 PM 06/12/2006
                                                   SRV 060564551 - 4173323 FILE

                                STATE OF DELAWARE
                            LIMITED LIABILITY COMPANY
                            CERTIFICATE OF FORMATION
                                       OF
                         ALUMINUM UPSTREAM HOLDINGS LLC

1.   The name of the limited liability company is: Aluminum Upstream Holdings
     LLC

2. The address of its registered office in the State of Delaware is 1209 Orange Street, Wilmington, Delaware, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Aluminum Upstream Holdings LLC this 12th day of June, 2006.


                                        By: /s/ Leslie J. Parrette, Jr.
                                            ------------------------------------
                                            Leslie J. Parrette, Jr.,
                                            Authorized Person